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                                                                   Exhibit 23.2
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            Consent of Independent Registered Public Accounting Firm
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         We have issued our report dated January 22, 2004 accompanying the consolidation financial statements of Royal Bancshares of Pennsylvania, Inc. and its subsidiaries included in the Annual Report on Form 10-K for year ending December 31, 2004 which are incorporated by reference in the Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ Grant Thornton LLP
GRANT THORNTON LLP
Philadelphia, Pennsylvania
November 18, 2005